   As filed with the Securities and Exchange Commission on September 27, 1995


                                               Registration No. 33-_____________
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ----------

                                  NORSTAN, INC.
               (Exact name of issuer as specified in its charter)

            MINNESOTA                                    41-0835746
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                605 NORTH HIGHWAY 169, PLYMOUTH, MINNESOTA 55441
          (Address of principal executive offices, including Zip Code)


           NORSTAN, INC. RESTATED NON-EMPLOYEE DIRECTORS' STOCK PLAN
                            (Full title of the plan)

           RICHARD COHEN                                    Copy to:
     VICE CHAIRMAN OF THE BOARD
     AND CHIEF FINANCIAL OFFICER                      WINSTON E. MUNSON
           NORSTAN, INC.                          MACKALL, CROUNSE & MOORE
       605 NORTH HIGHWAY 169                         1400 AT&T TOWER
     PLYMOUTH, MINNESOTA 55441                   MINNEAPOLIS, MINNESOTA 55402
     (Name and address of agent for service)

                                 (612) 513-4500
          (Telephone number, including area code, of agent for service)

               Approximate date of commencement of proposed sale:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                                    Proposed         Proposed
  Title of                           Maximum          Maximum
 Securities            Amount       Offering         Aggregate      Amount of
  to be                to be         Price           Offering     Registration
 Registered          Registered   Per Share (1)      Price (1)         Fee
- -------------------------------------------------------------------------------
COMMON STOCK,          146,000       $25.00         $3,650,000      $1,258.62
$.10 PAR VALUE (2)     SHARES
- -------------------------------------------------------------------------------


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices for such Common Stock on September 25, 1995, as reported on NASDAQ.
(2)  Includes associated Common Stock Rights referred to herein.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Documents containing the information specified in this Part I will be sent or given to directors as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


ITEM 1.  PLAN INFORMATION.


ITEM 2.  REGISTRANT INFORMATION AND PLAN ANNUAL INFORMATION.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents are incorporated herein by reference:

     a. Annual Report on Form 10-K of Norstan, Inc. ("Company") for the fiscal year ended April 30, 1995, filed with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Exchange Act.

     b. All other reports filed by the Company with the Securities and Exchange Commission since April 30, 1995, pursuant to Sections 13 or 15(d) of the Exchange Act.

     c. Description of the Company Common Stock, contained in the Company's Registration Statement on Form S-8 (Registration No. 33-30323), filed with the Securities and Exchange Commission, and the Company's Shareholder Rights Plan, contained in the Company's Registration Statement on Form 8-A (File No. 0-8141), filed May 25, 1988, with the Securities and Exchange Commission.

     d. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold.

ITEM 4.  DESCRIPTION OF SECURITIES.

          The common stock, par value $.10 per share, (the "Common Stock") of the Company offered pursuant to this registration statement is registered under
Section 12(g) of the Securities Exchange Act of 1934. The description of the Company Common Stock is incorporated by reference pursuant to Item 3.c. above.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Legal matters in connection with the Common Stock offered pursuant to the Plan have been passed upon for the Company by Messrs. Mackall, Crounse & Moore, PLC, Minneapolis, Minnesota. Winston E. Munson, of counsel to Mackall, Crounse & Moore, PLC, is a director, shareholder, optionee under the Restated Non-Employee Directors' Stock Plan and Secretary of the Company.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As permitted by Section 302A.251 of the Minnesota Statutes, Article XII of the Articles of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for certain types of breaches of fiduciary duty as a director.

          Section 302A.521 of the Minnesota Statutes provides that a Minnesota business corporation shall indemnify directors, officers, employees and agents in certain circumstances and under certain conditions. In addition, the Articles of Incorporation and the Bylaws of the Company specifically address indemnification in accordance with the Minnesota Business Corporation Act. The Company also maintains an insurance policy that will indemnify directors and officers against certain liabilities.

          Article VI of the Bylaws of the Company provides as follows:

     a. The Company shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with the Company in accordance with, and to the fullest extent permitted by, the provisions of Chapter 302A, Minnesota Statutes.

     b. The Company may purchase and maintain insurance at its expense to protect itself or on behalf of a person in that person's official capacity with the Company or a subsidiary, against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the Company would be required by law to indemnify the person against the liability.

          Information with respect to the Company's Articles of Incorporation and the Minnesota Business Corporation Act relating to indemnification of directors and officers is set forth in the Company's Registration Statement on Form S-8 (Registration No. 33-30323), filed with the

Securities and Exchange Commission on August 2, 1989, under Item 19 - "Indemnification of Directors and Officers," at page II-1 thereof, and is incorporated herein by reference.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION                                                       PAGE

 4.1 Rights Agreement, dated as of May 17, 1988, between Norstan, Inc. and Norwest Bank Minnesota, N.A. [incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, File No. 0-8141, (filed May 25, 1988)]

 5.1      Opinion of Mackall, Crounse & Moore, PLC, as to the legality of Common Stock of the Company . . . . . . . . . . . . . . . . . . . 9

23.1      Consent of Arthur Andersen LLP . . . . . . . . . . . . . . . . . . .11

23.2 Consent of Mackall, Crounse & Moore, PLC [included in its opinion filed as Exhibit 5.1].

25.1      Powers of Attorney [included as part of signature page].

28.1      Norstan, Inc. Restated Non-Employee Directors' Stock Plan  . . . . .12


ITEM 9.  UNDERTAKINGS.

(a)  RULE 415 OFFERING.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(h) STATEMENT REQUIRED IN CONNECTION WITH FILING OF REGISTRATION STATEMENT ON FORM S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


THE REGISTRANT

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota on September 27, 1995.

                                         NORSTAN, INC.


                                         By /s/ Paul Baszucki
                                            ----------------------------------
                                         Paul Baszucki
                                         Director, Co-Chairman of the Board and
                                         Chief Executive Officer


                                POWER OF ATTORNEY


          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Baszucki, Richard Cohen and Winston
E. Munson, or such officer of Norstan, Inc. as any of them may designate, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                   TITLE                             DATE
- ---------                   -----                             ----


/s/ Paul Baszucki           Co-Chairman of the Board, Chief   September 27, 1995
- ------------------------    Executive Officer and Director
Paul Baszucki


/s/ Sidney R. Cohen         Co-Chairman of the Board and      September 27, 1995
- -------------------------   Director
Sidney R. Cohen


/s/ Richard Cohen           Vice Chairman of the Board,       September 27, 1995
- -------------------------   Chief Financial Officer and
Richard Cohen               Director (Principal Financial
                            and Accounting Officer)


/s/ Max Mayer               President, Chief Operating        September 27, 1995
- -------------------------   Officer and Director
Max Mayer


/s/ Winston E. Munson       Secretary and Director            September 27, 1995
- -------------------------
Winston E. Munson


/s/ Arnold Lehrman          Director                          September 27, 1995
- -------------------------
Arnold Lehrman


/s/ Connie M. Levi          Director                          September 27, 1995
- -------------------------
Connie M. Levi


/s/ Gerald D. Pint          Director                          September 27, 1995
- -------------------------
Gerald D. Pint


/s/ Stanley H. Schweitzer   Director                          September 27, 1995
- -------------------------
Stanley H. Schweitzer


                            Director                          September __, 1995
- -------------------------
Jagdish N. Sheth


/s/ Herbert F. Trader       Director                          September 27, 1995
- -------------------------
Herbert F. Trader